Exhibit 10.2

FIRST AMENDMENT TO LEASE AGREEMENT
(Landing Center)

THIS FIRST AMENDMENT ("Amendment") is dated for reference purposes as of December 20, 2006, and is made by and between PROPERTY RESERVE, INC., a Utah corporation ("Landlord"), and FLOW INTERNATIONAL CORPORATION, a Washington corporation ("Tenant"), with respect to that certain Landing Center Lease Agreement dated January 1, 2003 ("Lease Agreement").

Recitals

A.     Landlord and Tenant previously entered into the Lease Agreement in which Landlord agreed to lease to Tenant a building ("Building") consisting of approximately 140,000 rentable square feet and located at 23500 641 Avenue South, Kent, Washington 98032, together with the right in common with others to the use of any and all common entrance ways, lobbies, restrooms, elevators, drives, parking areas, stairs, and other similar access and service ways and common areas in or adjacent to and used in common with the Building (collectively the "Leased Premises"). The term of the Lease Agreement is 120 months, from January 1, 2003 to December 31, 2012.

B.     Recently, it came to the attention of Landlord and Tenant that the Building's HVAC system is in need of certain repairs ("HVAC Repairs"). Landlord has agreed to undertake and pay for the HVAC Repairs, provided that Landlord shall be solely responsible for conducting and overseeing all maintenance and servicing of the Building's HVAC system following the completion of the HVAC Repairs. Accordingly, the Landlord and Tenant have agreed to amend the terms of the Lease Agreement with respect to the maintenance of the Building's HVAC system on the terms and conditions set forth herein.

Agreements

1.    Terminology. Any capitalized terms used but not defined herein shall have the meaning given to them in the Lease Agreement, unless the context in which they are used requires a different interpretation.

2.     HVAC Repairs. Landlord hereby agrees to use its best efforts to complete all HVAC Repairs on or before January 9, 2007; provided, however, that both Landlord and Tenant acknowledge and agree that the completion of the HVAC Repairs is subject to (i) the reasonable availability of labor, materials and equipment, including, but not limited to a crane, (ii) weather conditions that permit the HVAC Repairs to be completed without the possibility of water damage to the Building, and (iii) the desire of both Landlord and Tenant that such HVAC Repairs be substantially completed over the course of a weekend or weekends (collectively, the "Completion Conditions"). Tenant agrees to provide Landlord and its contractors reasonable access to the Building to complete the HVAC Repairs upon Landlord's reasonable notice that the Completion Conditions are satisfied, or are likely to be satisfied, during a particular period of time.
Upon completion of the HVAC Repairs, as determined by Landlord in its reasonable discretion, Landlord shall provide Tenant written notice of the date that such HVAC Repairs were completed (the "Repair Completion Date.")

3.    HVAC Maintenance. From and after the Repair Completion Date, Landlord shall be solely responsible for conducting and overseeing all maintenance and servicing of the Building's HVAC system and the costs of such maintenance and servicing shall be paid by Tenant as a Common Area Maintenance Expense. Accordingly, Subsection 9.c of the Lease Agreement is hereby amended and restated in its entirety as follows:

c.     HVAC Maintenance.

i.     Landlord shall be responsible for coordinating and overseeing the preventative maintenance and regular servicing of all heating and air-conditioning systems and equipment servicing the Leased Premises, including, but not limited to, entering into a regularly scheduled preventative maintenance/service contract for such systems. The service contract must include all services suggested by equipment manufacturer within the operation/maintenance manual ("HVAC Service Contract").

ii.     All costs and expenses related to regularly scheduled preventative maintenance, the HVAC Service Contract, and all repairs that are not considered "major repairs" under Section 8 above are deemed Common Area Maintenance Expenses hereunder and shall be paid by Tenant pursuant to the terms set forth in Subsection 4.b.i above.

4.     HVAC Major Repairs and Replacement. Nothing contained herein shall be deemed to modify the Landlord's responsibility for major repairs and replacement of the HVAC system, as set forth in Section 8 of the Lease Agreement.

5.     Full Force. Except as specifically modified hereby, the Lease Agreement is and shall remain in full force and effect.

6.     Authority to Execute. Each individual executing this Amendment on behalf of the Landlord and Tenant, respectively, represents and warrants that such individual is duly authorized to execute and deliver this Amendment on behalf of such entity, and the this Amendment shall be binding on such entity in accordance with its terms.

7.     Counterparts. This Amendment may be executed in counterparts and each counterpart shall constitute an original document and all such counterparts shall constitute one and the same instrument.

EXECUTED as of the day and year first written above.

LANDLORD:	TENANT:
PROPERTY RESERVE, INC.,	FLOW INTERNATIONAL CORPORATION,
a Utah corporation	a Washington corporation
By:	By: SIGNATURE
Name:	Name: Kris Pattison
Its:	Its.: Assistant General Counsel

STATE OF __________

COUNTY OF ____________

On this day personally appeared before me _________________, to me known to be the _____________ of PROPERTY RESERVE, INC., the Utah corporation that executed the foregoing instrument, and acknowledged such instrument to be the free and voluntary act and deed of such corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was duly authorized to execute such instrument.

GIVEN UNDER MY HAND AND OFFICIAL SEAL this ___________ day of ______________2006.

NOTARY SEAL
Printed Name: ____________
SIGNATURE
NOTARY PUBLIC in and for the State of ____________,
residing at _____________________________________
My Commission Expires _________________________

STATE OF WASHINGTON

COUNTY OF KING

On this day personally appeared before me Kris Pattison, to me known to be the Assistant General Counsel of FLOW INTERNATIONAL CORPORATION, the Washington corporation that executed the foregoing instrument, and acknowledged such instrument to be the free and voluntary act and deed of such corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was duly authorized to execute such instrument.

GIVEN UNDER MY HAND AND OFFICIAL SEAL this 20th day of December, 2006.

NOTARY SEAL
Printed Name: Judith M. Fulmer
SIGNATURE
NOTARY PUBLIC in and for the State of Washington,
residing at Kent, WA
My Commission Expires 04/01/2008